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                                                                    EXHIBIT 23.a


                              ARTHUR ANDERSEN LLP

                   Consent of Independent Public Accountants



To the Board of Directors of
Saul Centers, Inc.:

As independent public accountants, we hereby consent to the incorporation of our report dated February 7, 2000 in Saul Centers, Inc. Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.

                                              /s/ Arthur Andersen LLP

Washington, DC
January 23, 2001